Exhibit 99.1

News from

COSTCO WHOLESALE CORPORATION ANNOUNCES

QUARTERLY CASH DIVIDEND

ISSAQUAH, Wash., July 18, 2011—Costco Wholesale Corporation (“Costco” or the “Company”) (Nasdaq: COST) today announced that on July 17, 2011, its Board of Directors declared a quarterly cash dividend on Costco Wholesale common stock. The dividend of $.24 per share is payable August 19, 2011, to shareholders of record at the close of business on August 5, 2011.

Costco currently operates 585 warehouses, including 428 in the United States and Puerto Rico, 81 in Canada, 32 in Mexico, 22 in the United Kingdom, eight in Japan, seven in Korea, six in Taiwan and one in Australia. The Company also operates Costco Online, an electronic commerce web site, at www.costco.com and at www.costco.ca in Canada. The Company plans to open up to seven additional warehouses prior to the end of its 2011 fiscal year on August 28, 2011.

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions, including exchange rates, the effects of competition and regulation, uncertainties in the financial markets, consumer and small business spending patterns and debt levels, conditions affecting the acquisition, development, ownership or use of real estate, actions of vendors, rising costs associated with employees (including health care costs), energy, and certain commodities, geopolitical conditions and other risks identified from time to time in the Company’s public statements and reports filed with the Securities and Exchange Commission.

CONTACTS:	Costco Wholesale Corporation
Bob Nelson, 425/313-8255 Jeff Elliott, 425/313-8264